SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: October 16, 2006
(Date of earliest event reported)

IMPART MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01	Other Events.

As previously reported in our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, filed with the U.S. Securities and Exchange Commission on August 21, 2006, an action was commenced on April 21, 2006 in Division No.1 of the Warren Circuit Court of the Commonwealth of Kentucky and titled William H. Funk, II and All American Investors Group, Inc. v. Limelight Media Group, Inc., David Lott, Impart Mobile Media Division/OTR Media, Inc. and Stewart Layton, case number 06-CI-854 alleging unfair competition by our company with OTR Media, Inc. via utilization of trade secrets and other confidential information. On May 18, 2006, such action was removed to federal court in the Western District of Kentucky, titled Funk v. Limelight Media Group, Inc. et al., No.: 1:06-CV-72-M (W.D. Ky.) and on June 6, 2006, our company filed a motion to dismiss such action. On October 16, 2006, the federal court in the Western District of Kentucky granted our company’s motion to dismiss such action on the grounds that plaintiffs lacked standing to assert their claims of unfair competition and misappropriation of trade secrets, and that plaintiffs had not proffered any other viable theory of recovery in the complaint. Plaintiffs in the action have the right to appeal the judgment until November 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPART MEDIA GROUP, INC.

Date: October 19, 2006	By:	/s/Joseph Martinez
Joseph Martinez
Chief Executive Officer